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                                                                   EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our reports dated April 4, 2001, except as to the last paragraph of Note 10 which is as of April 10, 2001, and December 21, 2000, relating to the consolidated financial statements of Atrium Corporation and the combined financial statements of Ellison Windows & Doors and Ellison Extrusion Systems, Inc., respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Dallas, Texas
May 9, 2001